Exhibit 16.1

March 19, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Maxwell Technologies, Inc's statements included under Item 4.01 of its Form 8-K filed on March 19, 2013 and we agree with such statements concerning our firm.

By:	/s/ McGladrey LLP
McGladrey LLP